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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2000 (except as to the stock split described
in Note 12, as to which the date is           , 2000), in the Registration
Statement (Form S-1 No. 333-35782) and related Prospectus of Argonaut Technologies, Inc. for the registration of shares of 4,000,000 common stock.



Palo Alto, California                                          ERNST & YOUNG LLP


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The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 12 to the consolidated financial statements.



Palo Alto, California                                      /s/ ERNST & YOUNG LLP


June 16, 2000